Exhibit 10.47
CONFIDENTIAL TREATMENT REQUESTED
SECOND AMENDMENT
TO
SUBSERVICING AGREEMENT
(Homesaver Advance™ Servicing Amendment)
     This Amendment to that Subservicing Agreement (the “Amendment”) is made by and between Fannie Mae (“Fannie Mae”), a corporation organized and existing under the laws of the United States, and Nationstar Mortgage, LLC, a Delaware limited liability company, (“Subservicer”) and is effective December 5, 2011.
     WHEREAS, Fannie Mae and Nationstar have entered into that certain Subservicing Agreement (the “Agreement”) dated effective as of October 29, 2010, and have agreed to amend the Agreement to allow Fannie Mae to engage Subservicer to servicer HomeSaver Advance TM Loans in the states set forth on Exhibit C, Approved States (“HSA Loans”) on behalf of Fannie Mae from and after the Transfer Date, and Subservicer desires to assume such servicing responsibilities.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. ARTICLE I. DEFINED TERMS
     Capitalized terms used in this Amendment shall have the meanings specified in this ARTICLE I unless otherwise described herein or if not described herein, then described in the Agreement.
     “Accepted Servicing Practices” means, with respect to any HSA Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the HSA Loans in the jurisdiction where the related mortgage property is located, but in no event less than the servicing practices required by the Servicing Agreement.
     “Affiliate” means for the purpose of this Amendment, NSM Recovery Services, Inc.
     “Agreement” means the Subservicing Agreement as modified herein, but not including any supplemental agreement setting forth certain “high touch” servicing protocols, support of a loan performance advisor or other third-party surveillance consultant, or certain additional compensation available to Subservicer.
     “Amendment” means this HomeSaver AdvanceTM Servicing Amendment, including all amendments, supplements, exhibits, appendices, and schedules hereto.
     “Ancillary Income” means all income derived from the HSA Loans that the Subservicer may collect in connection with servicing the HSA Loans, including, but not limited to (a) interest or other benefits earned in connection with funds on deposit in the Custodial Accounts, (b) fees payable to the Subservicer under the Guides, (c) late charges, and (d) non-sufficient funds fees, ACH fees, and all other incidental fees and charges with respect to a HSA Loan.

     “Applicable Requirements” means, as of the time of reference, (i) all contractual obligations of a Subservicer with respect to the HSA Loans, including, without limitation, those contractual obligations contained herein and in the Guide; (ii) all applicable federal, state, and local laws, statutes, rules, regulations and ordinances applicable to a Subservicer, or to the HSA Loans; (iii) all other judicial and administrative judgments, orders, stipulations, awards, writs and injunctions applicable to a Subservicer that have been disclosed to Fannie Mae; and (iv) Accepted Servicing Practices.
     “Approval Matrix” means the approval matrix attached as Exhibit B, Approval Matrix, and applicable only to the HSA Loans to the extent not inconsistent with the requirements of the Guides.
     “Borrower” means any obligor under an HSA Note.
     “Business Day” means Monday through Friday, excluding any days on which banks in Washington D.C. and the State of Texas are closed for business.
     “Custodial Accounts” means the accounts in which Custodial Funds are deposited and held by Subservicer on behalf of Fannie Mae.
     “Custodial Funds” means all funds held by Subservicer with respect to the related HSA Loans including, but not limited to, all principal and interest funds and any other funds due Fannie Mae or held on behalf of a Borrower, maintained by Subservicer relating to the HSA Loans.
     “Custody Documents” means the original Mortgage Note required to be retained by the Document Custodian and, with regard to eNotes, the eNote register on the MERS® eRegistry
     “Document Custodian” means Bank of New York (“BNY”), or such other entity designated by Fannie Mae as contractually obligated to hold the Custody Documents for Fannie Mae.
     “eNote” means a promissory note in an electronic format which is originated and signed in accordance with Applicable Requirements and registered on the MERS® eRegistry.
     “Fannie Mae” means the Federal National Mortgage Association, a corporation organized and existing under the laws of the United States, commonly known as Fannie Mae, any successor or assign, and any affiliate designated to perform any of the functions ascribed to Fannie Mae hereunder.
     “Fannie Mae Expense” means “out-of-pocket” costs to third parties incurred by the Subservicer in servicing the HSA Loans that are not reimbursable by the Borrower and that are customarily paid by Fannie Mae. Fannie Mae Expenses include the cost of any HSA Loan assignment, custodial expense, transfer expense, and any MERS charges, which fees are not reimbursable to Subservicer by any other party, and such other “out-of-pocket” costs as mutually agreed to by the parties. All such expenses are subject to change from time-to-time.

     “Guides” means any and all applicable rules, regulations, requirements, and guidelines of Fannie Mae, as the same may be amended or supplemented from time to time, including, without limitation, the Fannie Mae Selling and Servicing Guide and all announcements and lender letters, including, but not limited to HSA origination and/or servicing provisions of the 2006 Servicing Guide and any related announcements incorporated into the subsequent Guides or not.
     “HSA Loans” has the meaning provided in the recitals above.
     “HSA Note” means the promissory note executed by a Borrower evidencing the indebtedness of the Borrower under an HSA Loan.
     “Party(ies)” means Subservicer and Fannie Mae, individually or collectively as the context specifies.
     “Prior Subservicer” has the meaning set forth in the recitals above and includes Dyck O’Neal, Inc., Cenlar FSB, and any Originating Subservicer of an HSA Loan.
     “Originating Subservicer” means the Fannie Mae servicer that originated the HSA Loan.
     “Program Form” means any form of worksheet, checklist, summary, log, transmittal, request, order, report or other written form and any written document, instrument, statement, notice, request, authorization or communication, including, without limitation, customer billing forms and customer correspondence, utilized in connection with the servicing of the Mortgage Loans.
     “Right Party Contact” has the meaning provided in Section 2.3(a).
     “Services” has the meaning provided in Section 2.3.
     “Servicing Agreement” means this Agreement, the MSSC, the Guide and any and all directions by Fannie Mae with regard to the servicing of HSA loans.
     “Termination Fee” means the fees set forth on Exhibit A, Fee Schedule and designated as “Termination Fees”.
     “Transfer Date” means January 31, 2011 with regard to the HSA Loans transferred from Dyck O’Neal, Inc., February 29, 2011 with regard to the HSA Loans transferred from Cenlar FSB.
     “Transfer Instructions” means the Transfer Instructions provided by Subservicer to a Prior Subservicer which provide instructions to the Prior Subservicer for the orderly transfer of servicing, as amended from time to time.

2. ARTICLE II. SERVICES OF HSA LOANS
     With regard to the servicing of HSA Loans, Article II of the Agreement is superseded by the following:
Section 2.1 Ownership of HSA Loans.
     Subservicer expressly acknowledges and agrees that Subservicer does not and shall not have any property interest in the HSA Loans and shall not assert any such rights hereafter,
Section 2.2 Appointment as Subservicer, Description of Services.
     (a) Fannie Mae hereby appoints Subservicer, and Subservicer hereby accepts such appointment, to perform all of the ftmctions, responsibilities, activities, and tasks of a Subservicer to service and administer the HSA Loans for the benefit of Fannie Mae from and after the related Transfer Date, in accordance with and subject to the terms of the Servicing Agreement and Applicable Requirements and any reasonable written directions from Fannie Mae, Except as required by Applicable Requirements and as otherwise mutually agreed to in writing by the Parties, Subservicer shall perform its functions, responsibilities, activities, and tasks hereunder in its name, and not on a “private label” basis.
     (b) Transfer of HSA Loans and Records,
          (i) Transfer Instructions. In connection with the transfer of the Servicing functions from Prior Subservicer to Subservicer pursuant to this Agreement, Subservicer shall provide reasonable servicing transfer instructions to Prior Subservicer to take all steps necessary and appropriate to effectuate and evidence the transfer of the servicing for the HSA Loans and generally cooperate with Prior Subservicer in connection with such transfer. Subservicer shall notify Fannie Mae within five (5) Business Days of Subservicer becoming aware of any issues or concerns in working directly with the Prior Subservicer. Fannie Mae shall use commercially reasonable efforts to cause Prior Subservicer to, comply with the Transfer Instructions. Notwithstanding anything herein to the contrary, Subservicer shall have no liability (for indemnification or otherwise) in the event any Prior Subservicer does not comply with such servicing transfer instructions in all respects and such nonperformance adversely affects Subservicer’s ability to perform its obligations under this Agreement.
          (ii) Possession of Servicing Records. Fannie Mae shall cause the Prior Subservicer to transfer to Subservicer the servicing records in electronic format with respect to each of the HSA Loans and which are necessary to service the HSA Loans in accordance with Applicable Requirements. For each HSA Loan registered on the MERS® eRegistry as an eNote, Subservieer shall work with Prior Subservicer to notify MERS of Subservicer’s status as Subservicer and otherwise comply with all requirements of MERS to be properly identified as the Subservicer of each HSA Loan.
          (iii) Custodial Accounts. Prior to the related Transfer Date, Subservicer shall establish new Custodial Accounts in accordance with Applicable Requirements and as required by Fannie Mae. Subservicer shall execute new Form 1013 and complete a Form 1072 on-line at www.efanniemae.com, or such other Fannie Mae website as identified time to time, reflecting its role as Subservicer. Subservicer shall use its best efforts to obtain from the Prior Subservicer all funds that were held by the Prior Subservicer in existing P&I custodial accounts, as well as, all interest due to the Borrowers on such accounts from the Prior Subservicer through such Transfer Date, and deposit such funds into the appropriate newly established Custodial Accounts. Subservicer will advise Fannie Mae if the Prior Subservicer does not send the funds from the existing Custodial Accounts three (3) Business Days following the Transfer Date. Within thirty (30) days following the related Transfer Date, the Subservicer, by working closely with the Prior Subservicer, will reconcile with the Prior Subservicer and then will report to Fannie Mae all items necessary to bring all Custodial Accounts into full compliance with the Guide.
          (iv) Welcome Letter/Goodbye Letters. Subservicer will send a welcome letter and as appropriate a goodbye letter for the Prior Subservicer(s) for the benefit of Fannie Mae and Subservicer (or a combined letter, if applicable), in form and substance reasonably satisfactory to Fannie Mae, to each HSA Borrower within fifteen (15) days of the applicable HSA Loan boarding date, such date estimated to be within one (1) Business Day of Subservicer’s receipt of valid data relating to such HSA Loan.
Section 2.3 Monthly Servicing Responsibilities.
     The HSA Loan servicing process includes the following special functions, other functions set forth in the Guide, or as may be mutually agreed to in writing by the Parties from time to time (herein referred to as the “Services”). Subservicer shall provide the following Services:
     (a) Initial Telephone Contacts. Unless additional minimal requirements are set forth in an exhibit or schedule hereto, a minimum of two (2) attempts will be made to contact each Borrower by telephone during the month following the Transfer Date. Such attempts will be made in a manner designed to maximize the opportunity for contact with the Borrower (herein referred to as “Right Party Contact”) by making calls at various times of day on both weekdays and Saturdays and/or Sundays to the extent practicable, at times specified by the Borrower as “best times to contact”. Subservicer shall maintain a list of Borrowers with whom the Subservicer was unable to make Right Party Contact and provide Fannie Mae a detailed report of Right Party Contacts via email to hsa_mailbox®fanniemae.com once each quarter within ten (10) business days of the month following the Transfer Date. Such detailed report will include, at a minimum, the HSA loan number, the last contact attempt date, the phone number that was attempted, and the borrower’s mailing address (including City, State, and Zip Code).
     (b) Payment Processing. HSA Loan payments will be processed and applied as received in a manner consistent with the HSA Note and remitted to Fannie Mae pursuant to the Servicing Guide requirements for HSA Loans.
     (c) Investor Reporting and Remitting. On a monthly basis, Subservicer will produce standard reporting required by Fannie Mae in the Servicing Guide. Such reporting shall include:

Schedule 1:	Reconciliation of Mortgage Portfolio
Schedule 2:	Reconciliation of Interest Rate / Pass-Thru Rate
Schedule 3:	Shortage/Surplus Reconciliation
Form 496:	Cash Reconciliation
Subservicer shall service the loans in accordance with “actual/actual” servicing according to the Guides, Ancillary Income due the Subservicer pursuant to the Fee Schedule may be retained by the Subservicer.

     (d) Delinquency Reporting. On a monthly basis, Subservicer will provide standard reporting required by the Guide for all HSA Loans that are thirty (30) or more days delinquent, in form and substance satisfactory to Fannie Mae.
     (e) Bankruptcy Monitoring. No later than thirty (30) days after the loan is boarded into Subservicer’s system and on a monthly basis thereafter, Subservicer will determine whether a bankruptcy filing has occurred for every I-ISA Loan serviced by Subservicer and report such filings to Fannie Mae as required by the Guide. Additionally, Subservicer shall file the proof of claim and such other documents as required by Applicable Requirements to protect Fannie Mae’s interest in the HSA Loan.
     (f) Credit Bureau Reporting. Subservicer shall report HSA Loan performance to the credit bureau repositories consistent with the Guides’ standard servicing practices and reporting agency standards.
     (g) Correspondence. Subservicer will comply with all applicable laws or regulations in responding to all written and oral inquiries and requests from HSA borrowers and their representatives. All related documentation, collection notes and any correspondence shall be logged and scanned and made available to Fannie Mae upon request.
     (h) Payoff Requests. Upon payment in full of a HSA Loan, Subservicer will return the original HSA Note to borrower, marked “paid in full” and update the credit bureau reporting accordingly. If the paid in full HSA Loan was originated as an eNote, Subservicer shall update the MERS eRegistry to indicate that the eNote has been released. If required by applicable law, Subservicer shall print a copy of the eNote, mark it “paid in full” and forward it to the borrower.
     (i) Repurchase Requests. Upon notification from Fannie Mae to the Originating
     Subservicer that a HSA Note must be repurchased, the Originating Subservicer may contact Subservicer to obtain the repurchase price for the HSA Loan to be repurchased. After Subservicer receives the repurchase funds, Subservicer will forward the HSA Note to the Originating Subservicer and send the Borrower a notification of transfer of servicing of the loan. If the HSA Note to be repurchased is an eNote, Subservicer shall notify Fannie Mae that the repurchase has been completed so that Fannie Mae can notify MERS e-registry of the change of ownership of the eNote. If the Originating Subservicer desires to independently contract with Subservicer to continue to service the repurchased loan, Subservicer must make appropriate modifications to their system to indicate that the loan no longer belongs to Fannie Mae and belongs to Originating Subservicer.
     (j) Charge-Offs. Subservicer will charge-off the HSA Loan after the loan is delinquent 120 days. The original promissory note, if applicable, will be forwarded to the recovery collections contractor designated by Fannie Mae, along with all account history and such other data and information as Fannie Mae reasonably requests. If the charged-off USA Loan is evidenced by an eNote, the Subservicer will notify MERS°eRegistry, and notify Fannie Mae so that Fannie Mae can charge-off the HSA Loan. Any fees associated with transfer are considered Fannie Mae Expenses for purposes of this Amendment and are reimbursable by Fannie Mae. Subservicer will be responsible for credit reporting with respect to charged off accounts.

     (k) Quality Management. Subservicer will maintain a quality control process, reasonably satisfactory to Fannie Mae, to ensure that all aspects of the HSA Loans are serviced in accordance with the Contract and the Guides as amended by this Agreement.
Section 2.4 Delinquent Loan Management
     (a) Payment Reminder Statement. Subservicer will send out a payment reminder statement monthly, in form and substance satisfactory to Fannie Mae.
     (b) Collection Activities. By the fifth (5th) day of each month, Subservicer will identify any loans which are delinquent pursuant to the terms of the note. No collection activity should occur with respect to loans that are contractually current. For every contractually delinquent loan, Subservicer will make outbound call attempts in a manner designed below to maximize making Right Party Contact and send out a minimum of one collection statement per month in which a loan remains past due in an effort to collect the full amount (including principal, interest and other charges owed by Borrower under the HSA Loan). Any approvals required in connection with loss mitigation plans or arrangements shall be obtained in accordance with the Approval Matrix. The Subservicer’s analysis supporting any loss mitigation plan or arrangement shall be appropriately reflected in the Subservicer’s records.
Outbound Calls

Name	Description	Metric
Outbound Call Starts	First delinquency day for contact	5th Business Day/mo

Outbound Call Attempts	# of attempts in 30 day delinquency cycle	8
Section 2.5 Additional Reporting. Subservicer will produce other reports related to the servicing of the HSA Loans as reasonably requested by Fannie Mae from time to time. All reports provided by Subservicer under this Agreement shall be provided in electronic versions, in a readily readable format, as soon as reasonably practicable.
Section 2.6 Other Responsibilities. Subservicer will, except as otherwise provided in this Agreement, service the LISA Loans in accordance with the Guides as amended from time to time. Subservicer will use servicer number 29158-000-9, or such other designated by Fannie Mae, in connection with the servicing and reporting of the HSA Loans.
Section 2.7 Escrows. The Subservicer is under no obligation to maintain escrow accounts or monitor payments with respect to amounts constituting real estate taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other similar payments.
Section 2.8 Odd Due Dates. All HSA Loans have scheduled due dates on the first day of each month.
Section 2.9 Servicing Advances. Subservicer shall have no obligation to make any advances of principal or interest.

Section 2.10 Acceptance. If Fannie Mae notifies Subservicer of deficiencies in the Services, Subservicer shall exercise commercially reasonable efforts to correct such deficiencies to Fannie Mae’s reasonable satisfaction within ten (10) business days of receiving written notice of such deficiencies, Fannie Mae’s acceptance of Services shall not affect Fannie Mae’s right to revoke acceptance because of latent defects nor alter Subservicer’s obligations hereunder.
Section 2.11 Use of Affiliates. With respect to the performance of any service to be performed by the Subservicer hereunder, the Subservicer may obtain such services from affiliates, in accordance with Accepted Servicing Practices. Subservicer will utilize NSM Recovery Services, Inc. (“NSMRSI”) to perform the functions required of the Subservicer under the terms of this Amendment. However, none of the functions performed by NSMRSI will constitute those functions of a recovery collections contractor as referenced in Section 2.3 (j). Subservicer shall have full liability for the act or omissions of its Affiliate.
3. ARTICLE III. COMPENSATION
     With regard to the servicing of HSA Loans, Article III of the Agreement is superseded by the following:
Section 3.1 Compensation to Subservicer
     (a) Servicing Fees. Fannie Mae agrees to compensate Subservicer for Services rendered in the amount and according to the payment schedule described in Exhibit A hereto (“Fee Schedule”) All amounts due under this Agreement shall be payable in U.S. Dollars, regardless of where Services are provided.
     (b) Expenses. Except for Fannie Mae Expenses, or as otherwise specified on Exhibit A hereto, all of Subservicer’s expenses incurred in performing the Services are to be paid by Subservicer and not reimbursed by Fannie Mae. To the extent that Exhibit A specifies that certain expenses (or categories of expenses) are to be separately reimbursed, Fannie Mae will reimburse Subservicer for such expenses to the extent they are reasonable and documented. Any travel-related expenses which have been authorized in advance by Fannie Mae will be reimbursable in accordance with Fannie Mae’s Subservicer expense reimbursement guidelines in effect as of the date the expenses were incurred, as revised by Fannie Mae, from time to time, which are incorporated herein by reference. There will be no reimbursement for any travel required to correct a problem with the Services attributable to Subservicer
     (c) Invoicing. Subservicer shall provide invoices to Fannie Mae for fees for Services and any authorized reimbursable expenses on a monthly basis by e-mail to “accounts_payable@fanniemae.com”, or in hard copy form to the following mailing address: Accounts Payable, 2H-2W/04, 3900 Wisconsin Avenue, N.W., Washington, DC 20016,-2892, in either case with a copy to “has-mailbox@fanniemae.com” (or such other address as Fannie Mae advises Subservicer in writing). Each invoice shall identify the Contract Number of this Agreement and the applicable invoice number; shall provide a detailed description of the Services and expenses for which payments are due; and shall include contact information and such other information as requested by Fannie Mae to facilitate invoicing and payment. An invoice in a form acceptable to both parties will be utilized. Invoices shall be payable by Fannie

Mae forty-five (45) days after receipt of Subservicer’s invoice that details amounts due hereunder. All amounts due under this Agreement must be billed in a timely fashion in accordance with the preceding paragraph. Fannie Mae shall not be required to pay for charges that are not billed within one-hundred and eighty (180) days after the required billing date.
     (d) Billing Disputes. Fannie Mae shall not be obligated to pay disputed amounts, unless and until such dispute is resolved in Subservicer’s favor. Fannie Mae shall promptly notify Subservicer in writing of all disputed amounts within forty-five (45) days of receipt of invoice. At Fannie Mae’s option, payments of invoices shall be made by check or by electronic funds transfer (such as an ACH credit) to Subservicer’s bank account. In the event of an overpayment, Subservicer agrees to immediately issue a refund to Fannie Mae by means acceptable to both parties. If payments are made electronically, Subservicer agrees that Subservicer shall receive remittance notices by electronic mail, only, and will not receive a written remittance notice in the U.S. mail or otherwise.
Section 3.2 Taxes.
     Fannie Mae hereby represents that under Section 309(c) (2) of the Federal National Mortgage Association Charter Act, 12 U.S.C. §1723a(c) (2), Fannie Mae is exempt from all state and local taxes, except certain taxes on real property. Fannie Mae shall not be responsible for any such taxes paid on its behalf. Subservicer shall not bill or charge Fannie Mae for any such taxes. The parties agree that Subservicer is solely responsible for all applicable withholding and payment of taxes (due, chargeable, or assessed) with respect to Subservicer personnel, including (a) Federal Insurance Contributions (“FICA”) and Federal Unemployment Tax Act (“`FUTA”) taxes; (b) income taxes for federal, state, and local income tax purposes in the manner required by law; (c) payroll taxes (regardless of tax jurisdiction); and (d) other taxes, including social security, unemployment, workers’ compensation, and disability insurance as required by law. Neither party undertakes, pursuant to his Agreement or otherwise, to perform or discharge any liability or obligation of the other party, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other party.
4. ARTICLE IV. TERM AND TERMINATION
     With regard to the servicing of IISA Loans, Article X of the Agreement is superseded by the following:
Section 4.1 Term.
     (a) Initial Term. The initial term of this Agreement shall be from the Effective Date of this Agreement through December 31, 2012.
     (b) Renewal. This Agreement will be automatically extended for successive twelve (12) month terms unless cancelled by either party by written notice to the other at least sixty (60) days before the end of a term.

Section 4.2 Termination.
     (a) Termination for Cause. This Agreement may be terminated upon thirty (30) days’ prior written notice by Fannie Mae upon the occurrence of a default under this Agreement by Subservicer, which breach is not cured within the thirty (30) day period after receipt of such notice. No Termination Fees or Deboarding Fees shall be due Subservicer for any reason
     (b) Termination without Cause. This Agreement may be terminated without cause for any reason by either party upon sixty (60) days’ prior written notice to the other. Deboarding Fees for termination without cause by Fannie Mae shall be set forth on Exhibit A, Fee Schedule. In the event Subservicer shall terminate this Agreement without cause, Subservicer shall pay the cost of transferring the Servicing Files and data and information to a servicer designated by Fannie Mae. In the event Fannie Mae shall terminate this Agreement without cause, Fannie Mae shall pay the reasonable and necessary pre-approved cost of transferring the Servicing Files and data and information to a servicer designated by Fannie Mae which may include the costs set forth in Transfer Fees on Schedule A.
     (c) Termination as to Charge Off/120 Day Delinquent Loans. This Agreement will be terminated immediately with regard to any Mortgage Loan that is 120 days or more delinquent (“120 Day Delinquent Loan”). Subservicer shall assist Fannie Mae in the transfer of any 120 Day Delinquent Loan to Fannie Mae’s recovery vendor, including the delivery of a data file with account history, within eight (8) business days following the date Fannie Mae, at its sole discretion, requests the transfer of such Charge Off/120 Day Delinquent Loans (which request shall be no more frequently than monthly). No Termination Fees or Deboarding Fees shall be due Subservicer with regard to any 120 Day Delinquent Loan except for those fees set forth on Schedule A, Debo arding and the reasonable and necessary pre-approved costs set forth on Schedule A — Transfer Expenses.
     (d) Post-Termination Obligations.
          (i) In the event this Agreement is terminated in whole or in part, the Subservicer agrees to reasonably cooperate with Fannie Mae and with any party designated as the successor servicer in transferring the servicing to such successor servicer in accordance with Accepted Servicing Practices, including sending the transferor’s notice of transfer of servicing or “goodbye letter” in accordance with the requirements of Applicable Law. Fannie Mae agrees to cooperate with Subservicer to provide any required information reasonably necessary to complete an orderly servicing transfer which shall include a loan schedule in a format reasonably acceptable to Fannie Mae no less than twenty (20) days prior to the termination date.
          (ii) Within five (5) Business days following the date on which this Agreement is terminated pursuant to this Section 4.2, the Subservicer shall deliver to the successor servicer any and all Servicing Files in the possession of the Subservicer. The Subservicer shall provide the successor servicer with the net suspense funds related to the HSA Loans within five (5) Business Days following the termination date.
          (iii) If Subservicer is named as the holder of record, Subservicer may prepare certain documents which are necessary to affect the transfer of servicing from Subservicer, including but not limited to the transfer and endorsement or assignment of the related RSA

           Loans and related documents. If applicable, the Subservicer shall cause MERS to designate on the MERS system Fannie Mae or its designee as the beneficial holder with respect to such HSA Loan. All reasonable out-of-pocket expenses incurred in connection with any such transfer shall be borne by Fannie Mae, except in the case of termination of this Agreement without cause by Subservicer pursuant to this Section 4.2 or termination with cause by Fannie Mae pursuant to this Section 4.2, in which cases such other reasonable out-of-pocket costs shall be borne by Subservicer. In addition, in the event of termination of this Agreement without cause by Subservicer pursuant to this Section 4.2 or termination with cause by Fannie Mae pursuant to Section 4.2, no Termination Fees will be payable by Fannie Mae.
          (iv) Except as otherwise provided in this Agreement, on the related termination date for each related HSA Loan this Agreement shall terminate with respect to such HSA Loan. For the avoidance of doubt, the obligation of Fannie Mae to pay any applicable Termination Fees. Deboarding Fees, Fannie Mae Expenses, servicing fees and out-of- pocket transfer expenses shall survive removal of some or all of the HSA Loans from the coverage of this Agreement.
          (v) If Fannie Mae does not designate a successor servicer and transfer out the servicing of the HSA Loans within 120 days of the termination date, Subservicer shall not be required to make any remittances normally required until such time Fannie Mae has transferred out the servicing of the HSA Loans. In such event, such amounts shall remain in the Custodial Account pursuant to the Guides. For the avoidance of doubt, the Subservicer shall have no obligation to pay Fannie Mae interest on such amounts.
Section 4.3 Survival.
     Representations and warranties of the Subservicer that exist before the termination of this Agreement shall continue to exist after termination unless expressly released by Fannie Mae in writing.
5. All terms, conditions, and provisions of the agreement not expressly modified and/or amended by this amendment shall remain in full force and effect.
[Signature page follows]

Signature Page
     IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

Fannie Mae		Nationstar Mortgage LLC

By:	/s/ Jerry Rogers	By:	/s/ Robert L. Appel

	Name: Jerry Rogers		Name: Robert L. Appel
	Title: Director for Corporate Procurement		Title: EVP
	Date: 12/12/11		Date: Dec 6, 2011

Schedule A
FEE STATEMENT
Nationstar Loss Recovery Pricing — Fannie Mae

Pricing		Description
Base Fees	•	Loans less than 30 days delinquent	[***]
	•	Loans 30-59 days delinquent	[***]
	•	Loans 60-119 days delinquent	[***]

Boarding Fee	•	Boarding fee to Transfer to Nationstar Servicing System (up front payment not required; paid out of monthly collections)	[***]

De-Boarding Fee	•	Applicable to accounts transferred prior to Fannie Mae third party charge off vendor, and applicable to accounts De-boarded in conjunction with Termination without Cause by Fannie Mae.	Deboarding fee is greater of [***] per asset or [***]

Transfer Expenses	•	All MERS expense, custodial expense, and any other third party transfer expense not otherwise reimbursable to Subservicer, in the event that loan is either de-boarded in conjunction with a transfer to a Fannie Mane third party charge-off vendor, or in conjunction with Termination without Cause by Fannie Mae.	Expense reimbursable to Subservicer for actual costs.

Collections/Loss Mitigation Incentives:		For Accounts Prior to Charge-Off (Less than 120 days dq)	Incentive fee

Reinstatement via lump-sum or repayment plan	•	Full reinstatement of all past due amounts as a result of collections, loss mitigation or other negotiation methods	[***]

Paid in full	•	Pay-off of all amounts due under the then existing note terms as a result of collections, loss mitigation or other negotiation methods	[***]

Short pay-offs / Settlement	•	Receipt of funds pursuant to client approved settlement plan	[***] for balances > =[***]; [***] for balances < [***]
*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Exhibit B
APPROVAL MATRIX
Negotiation at Contact: Upon establishing contact, Servicer will use the following payment hierarchy to collect:

	Payment	Delinquency		Fannie Mae Approval
#	Hierarchy	Parameter	Nationstar Delegated Authority	Required

1	Payoff	Any	Yes	N/A

2	Repayment Plan	Any	Yes — must be a plan ≤ 4 months in duration	No plans > 4 months allowed

3	Short Payoff / Settlement	≥ 90 Days	Settlement of ≥ 80% of outstanding unpaid principal balance If not a lump sum payoff, payment plans of ≤ 6 months in duration	Settlement of ≥ 70% and < 80% of outstanding unpaid principal balance If not a lump sum payoff, payment plans of > 6 months in duration

Exhibit C
LIST OF HSA STATES TO BE SERVICED BY SUBSERVICER
Hawaii
Illinois
Indiana
Massachusetts
Maine
Michigan
Minnesota
North Dakota
Nebraska
New Jersey
New Mexico
Nevada
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
West Virginia
Puerto Rico [pending confirmation]
Virgin Islands [pending confirmation]